Exhibit 21.1

List of Significant Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited

Alibaba Investment Limited (BVI)

Alibaba Group Properties Limited (Cayman Islands)

Alibaba Group Treasury Limited (BVI)

Des Voeux Investment Company Limited (BVI)

Alibaba Group Services Limited (Hong Kong)

Alibaba (China) Co., Ltd. (PRC)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Alibaba.com International (Cayman) Holding Limited (Cayman Islands)

Alibaba.com International (BVI) Holding Limited (BVI)

Alibaba.com Singapore E-Commerce Private Limited (Singapore)

Alipay Singapore E-Commerce Private Limited (Singapore)

Silverworld Technology Limited (BVI)

Alibaba.com Limited (Cayman Islands)

Alibaba.com Investment Holding Limited (BVI)

Alibaba.com China Limited (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

Hangzhou Alibaba Advertising Co., Ltd. (PRC)

Alibaba Financial Holding Limited (Cayman Islands)

Alibaba Financial Investment Holding Limited (BVI)

Alibaba Financial China Holding Limited (Hong Kong)

Zhejiang Alibaba Small Loan Co., Ltd. (PRC)

Chongqing Alibaba Small Loan Co., Ltd. (PRC)

Zhejiang Alibaba Finance Credit Network Technology Co., Ltd. (PRC)

Shangcheng Finance Guarantee Co., Ltd. (PRC)

Alisoft Holding Limited (Cayman Islands)

Alisoft Investment Holding Limited (BVI)

Alisoft China Holding Limited (Hong Kong)

Alisoft (Shanghai) Co., Ltd. (PRC)

Alibaba Cloud Computing Ltd. (PRC)

Taobao Holding Limited (Cayman Islands)

Taobao China Holding Limited (Hong Kong)

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Taobao Network Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Zhejiang Tmall Network Co., Ltd. (PRC)

Alimama Limited (Cayman Islands)

Alimama Investment Holding Limited (BVI)

Alimama China Holding Limited (Hong Kong)

Hangzhou Alimama Technology Co., Ltd. (PRC)

Hangzhou Ali Technology Co., Ltd. (PRC)

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